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                                                                      EXHIBIT 21


                      CORE INDUSTRIES INC AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



         NAME OF SUBSIDIARY                                                            STATE OF INCORPORATION
         ------------------                                                            ----------------------
Anilam Electronics Corporation*                                                               Florida

The Robert Carter Corporation                                                                 Indiana

Cherokee International, Inc.                                                                 California

Feterl Mfg. Co.                                                                             South Dakota

FlexStar, Inc.*                                                                              California

GSE, Inc.                                                                                     Michigan

Hilton Industries, Inc.*                                                                      Florida

Hendrix Steel & Fabricating, Inc.                                                              Texas

Pasar, Inc.                                                                                   Colorado

Poly-Craft, Inc.                                                                                Ohio

Soss of Singapore Pte, Ltd.                                                                  Singapore

Sunflower Manufacturing Co., Inc.                                                              Kansas





*Discontinued operation